                                                                    Exhibit 10.4


        ________________________________________________________________


        ________________________________________________________________



                                 LOAN AGREEMENT

                                     between

                               ASTeX REALTY CORP.

                                       and

                         CITIZENS BANK OF MASSACHUSETTS

                                 March 6, 2000



        ________________________________________________________________


        ________________________________________________________________

                               TABLE OF CONTENTS

     Section
     -------

1.        DEFINITIONS AND RULES OF INTERPRETATION ......................       6

   1.1    Definitions ..................................................       6
   1.2    Rules of Interpretation ......................................      11

2.        AGREEMENT TO MAKE LOAN .......................................      12

   2.1    Agreement to Make Loan .......................................      12
   2.2    Purpose of Loan ..............................................      12
   2.3    Advances Do Not Constitute a Waiver ..........................      12

3.        THE NOTE, INTEREST RATE OPTIONS, REPAYMENT OF LOAN ...........      12

   3.1    The Note .....................................................      12
   3.2    The Record ...................................................      12
   3.3    Interest on the Loan .........................................      13
   3.4    Interest Rate Selection; Conversion ..........................      13
   3.5    Default Interest/Late Charge .................................      13
   3.6    Prepayment ...................................................      13
   3.7    Maturity .....................................................      13
   3.8    Payments of Principal of Loan ................................      13

4.        PAYMENTS AND COMPUTATIONS ....................................      14

   4.1    Payments .....................................................      14
   4.2    Additional Costs, Etc ........................................      14
   4.3    Capital Adequacy .............................................      15
   4.4    Certificate ..................................................      16

5.        COLLATERAL SECURITY ..........................................      16

6.        REPRESENTATIONS, WARRANTIES AND COVENANTS ....................      16

   6.1    Organization; Authority, Etc .................................      16
   6.2    Availability of Utilities ....................................      17
   6.3    Condition of Project .........................................      17
   6.4    Compliance with Requirements .................................      17
   6.5    Project Approvals ............................................      17
   6.6    Violations ...................................................      18

7.        AFFIRMATIVE COVENANTS OF THE BORROWER ........................      18

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   7.1    Records and Accounts .........................................      18
   7.2    Maintenance of Properties ....................................      18
   7.3    Insurance ....................................................      18
   7.4    Compliance with law ..........................................      18
   7.5    Inspection ...................................................      18
   7.6    Liens and Other Charges ......................................      18
   7.7    Reporting Information ........................................      19
   7.8    Compliance with Covenants ....................................      19
   7.9    Maintenance of Corporate Existence ...........................      19
   7.10   Compliance with other obligations ............................      19
   7.11   Compliance with Obligations ..................................      19
   7.12   Use of Proceeds ..............................................      20
   7.13   Further Assurance of Title ...................................      20
   7.14   Notices ......................................................      20

8.        NEGATIVE COVENANTS OF THE BORROWER ...........................      20

   8.1    Borrower's Assets ............................................      20
   8.2    Restrictions on Easements, Covenants and Restrictions ........      20
   8.3    Liens ........................................................      20
   8.4    Mergers ......................................................      21
   8.5    Leases .......................................................      21
   8.6    Additional Indebtedness ......................................      22
   8.7    Loans, Advances ..............................................      22

9.        FINANCIAL COVENANTS ..........................................      22

10.       CONDITIONS TO CLOSING AND ADVANCE OF LOAN PROCEEDS .... ......      22

   10.1   Loan Documents ...............................................      22
   10.2   Certified Copies of Organization Documents ...................      22
   10.3   Resolutions ..................................................      22
   10.4   Incumbency Certificate; Authorized Signers ...................      22
   10.5   Validity of Liens ............................................      23
   10.6   Deliveries ...................................................      23
   10.7   Legal and Other Opinions .....................................      24
   10.8   Lien Search ..................................................      24
   10.9   Performance; No Default ......................................      24
   10.10  Representations and Warranties ...............................      24
   10.11  Proceedings and Documents ....................................      24
   10.12  Waiver .......................................................      25

11.       EVENTS OF DEFAULT AND REMEDIES ...............................      25

   11.1   Events of Default ............................................      25
   11.2   Termination of Advances and Acceleration .....................      28
   11.3   Remedies .....................................................      28
   11.4   Distribution of Collateral Proceeds ..........................      28

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   11.5   Power of Attorney ............................................      29
   11.6   Waivers ......................................................      29

12.       SETOFF .......................................................      29

13.       EXPENSES .....................................................      30

14.       INDEMNIFICATION ..............................................      30

15.       LIABILITY OF THE LENDER ......................................      31

16.       RIGHTS OF THIRD PARTIES ......................................      31

17.       SURVIVAL OF COVENANTS, ETC. ..................................      32

18.       ASSIGNMENT AND PARTICIPATION .................................      32

   18.1   Conditions to Assignment by Lender ...........................      32
   18.2   New Notes, Agreement .........................................      32
   18.3   Participations ...............................................      33
   18.4   Pledge by the Lender .........................................      33
   18.5   No Assignment by the Borrower ................................      33

19.       RELATIONSHIP .................................................      33

20.       NOTICES ......................................................      33

21.       GOVERNING LAW ................................................      35

22.       CONSENT TO JURISDICTION; WAIVERS .............................      35

23.       HEADINGS .....................................................      35

24.       COUNTERPARTS .................................................      35

25.       ENTIRE AGREEMENT, ETC. .......................................      35

26.       CONSENTS, AMENDMENTS, WAIVERS, ETC. ..........................      36

27.       TIME OF THE ESSENCE ..........................................      36

28.       SEVERABILITY .................................................      36

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                                    EXHIBITS
                                    --------


     A -  Interest Terms and Provisions

                                 LOAN AGREEMENT
                                 --------------


     This LOAN AGREEMENT is made as of the 6th day of March, 2000, by and among ASTeX REALTY CORP. (the "Borrower"), a corporation organized under the laws of the Commonwealth of Massachusetts, having its principal place of business at 35 Cabot Road, Woburn, Massachusetts 01801 and CITIZENS BANK OF MASSACHUSETTS (the "Lender"), a Massachusetts bank, having its principal executive offices at 28 State Street, Boston, Massachusetts 02109.

     1.   DEFINITIONS AND RULES OF INTERPRETATION.
          ---------------------------------------

     1.1 Definitions. The following terms as used in this Agreement, any Exhibit hereto, or in any other Loan Document (unless otherwise defined therein) shall have the meanings set forth in this (S)1. Further, any and all terms which are defined in Exhibit A, annexed hereto, shall when used herein have the meaning as set forth in such Exhibit A.

     Advance. Any disbursement of the proceeds of the Loan made or to be made by the Lender pursuant to the terms of this Agree ment.

     Agreement. This Loan Agreement, including the Schedules and Exhibits hereto.

     Balance Sheet Date.  December 25, 1999.

     Business Day. Any day on which the Lender is open for the transaction of banking business in Boston, Massachusetts.

     Closing Date. The first date on which the conditions set forth in (S)10 have been satisfied.

     Code. The Internal Revenue Code of 1986 and the regulations thereunder, all as amended and in effect from time to time.

     Collateral. All of the property, rights and interests of the Borrower that are or are intended to be subject to the security interests, assignments, and mortgage liens created by the Security Documents.

     Consolidated or consolidated. With reference to any term defined herein, that term as applied to the Guarantor and its Subsidiaries, consolidated in accordance with generally accepted accounting principles. At the option of the Lender, any financial reports required hereunder shall be submitted, and any financial covenants established hereunder shall be calculated, on a Consolidated basis by the Guarantor.

     Default. A condition or event which would, with either the giving of notice or lapse of time or both, constitute an Event of Default.

     Default Rate.  See (S)35.

     Distribution. The (i) declaration or payment of any dividend, (ii) distribution of cash or other property, (iii) purchase, redemption, or other retirement (directly or indirectly), or (iv) other distribution, in each case, of, on or in respect of any shares of any class of capital stock, partnership interests, or other beneficial or ownership interests of the Borrower; provided however, a stock split shall not be deemed a distribution hereunder.

     Environmental Laws.  As specifically defined in the Security Deed.

     Environmental Report. That certain Phase I Environmental Site Assessment and Report dated as of February 1, 2000 as prepared by Vertex Engineering Services, Inc. with respect to the Project.

     Event of Default.  See (S)111.

     Financing Statements. Uniform Commercial Code Form 1 Financing Statement(s) from the Borrower in favor of the Lender.

     Generally accepted accounting principles. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Borrower adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

     Governmental Authority. The United States of America, the State in which the Land is located, the city or town in which the Land is located, and any political subdivision, agency, authority, department, commission, board, bureau, or instrumentality of any of them.

     Guarantor. Applied Science and Technology, Inc., a Delaware corporation having a usual place of business at 35 Cabot Road, Woburn, Massachusetts 01801.

     Guaranty. The Unconditional Guaranty of Payment and Per formance, dated or to be dated on or prior to the Closing Date, made by the Guarantor in favor of the Lender.

     Improvements. That certain building contain approximately 118,000 square feet of space located on the Land.

     Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabil ities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indi rect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all liabilities under capitalized leases; and (d) all guaranties, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including the obligations to reimburse the issuer in respect of any letters of credit.

     Indemnity Agreement. The Indemnity Agreement Regarding Hazardous Materials, dated or to be dated on or prior to the Closing Date, made by the Borrower and the Guarantor in favor of the Lender.

     Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect to any guaranties (or other commitments as described under Indebtedness), or obliga tions of, any Person.

     Land. The real property located in Wilmington, Middlesex (Northern District) County, Massachusetts, and described in Exhibit A to the Security Deed.

     Loan. The loan or any portion thereof which is the subject of this Agreement.

     Loan Amount.  $10,000,000.

     Loan Documents. This Agreement, the Note, the Indemnity Agreement, the Guaranty, and the Security Documents, and all other agreements, documents and instruments now or hereafter evidencing, securing or otherwise relating to the Loan.

     Maturity Date. March 6, 2007.

     Note. The Note in the principal face amount of the Loan Amount dated as of the date hereof, made by the Borrower to the order of the Lender, together with any extension, renewal, replacement, substitution, or modification thereof.

     Obligations. All indebtedness, obligations and liabilities of the Borrower to the Lender, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, including, without limitation, the Project Obligations.

     Obligor(s). The Borrower and the Guarantor.

     Organizational Documents. For any corporation, partnership, trust, limited liability company, limited liability partnership, unincorporated association, business or other legal entity, the documents pursuant to which such entity has been established or organized, as such documents may be amended from time to time.

     Outstanding. With respect to the Advances or the Loan, the aggregate unpaid principal thereof as of any date of determina tion.

     Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivi sion thereof.

     Personal Property. All materials, furnishings, fixtures, furniture, machinery, equipment and all items of tangible or intangible personal property now or hereafter owned or acquired by the Borrower, in which the Lender has been, or will be granted an interest to secure the Project Obligations.

     Project.  The Land, Improvements and Personal Property.

     Project Approvals. All approvals, consents, waivers, orders, agreements, acknowledgments, authorizations, permits and licenses required under applicable Requirements or under the terms of any restriction, covenant or easement affecting the Project, or otherwise necessary and obtainable, for the ownership, acquisition, use, occupancy and operation of the Project and the Improvements, whether obtained from a Governmental Authority or any other Person.

     Project Obligations. All indebtedness, obligations and liabilities of the Borrower to the Lender existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Advances or the Note.

     Record. Any record, including computer records, maintained by the Lender with respect to the balance due under the Loan.

     Requirements. Any law, ordinance, code, order, rule or regulation of any Governmental Authority relating in any way to the acquisition, ownership, use, occupancy and operation of the Project and the Improvements.

     Revolving Loan Arrangement. That certain loan arrangment by and between the Lender and the Guarantor evidenced by, amongst other documents, instruments and agreements that certain Unsecured Committed Revolver Loan Agreement dated as of May 1, 1997, as amended by that certain First Amendment to Unsecured Committed Revolver Loan Agreement dated as of March 6, 2000 and that certain Unsecured Committed Revolver Promissory Note dated as of May 1, 1997, as amended by that certain First Amendment to Unsecured Committed Revolver Promissory Note dated March 6, 2000.

     Security Deed. The Mortgage and Security Agreement, dated or to be dated as of the date hereof made by the Borrower in favor of the Lender.

     Security Documents. The Security Deed, the Assignment of Leases and Rents dated as of the date hereof, the Financing Statements and the Guaranty, and any other agreement, document or instrument now or hereafter securing the Project Obligations.

     Subsidiary. Any corporation, partnership, association, trust, or other business entity of which the designated parent shall at any time own directly, or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding voting interests therein.

     Survey. An instrument survey of the Land and the Improve ments prepared in accordance with the Lender's survey require ments, such survey to be satisfactory to the Lender in form and substance.

     Surveyor Certificate. With respect to any Survey, a cer tificate executed by the surveyor who prepares such Survey dated as of a recent date and containing such information relating to the Project as the Lender or the Title Insurance Company may require, such certificate to be satisfactory to the Lender in form and substance.

     Taking. Any condemnation for public use of, or damage by reason of, the action of any Governmental Authority, or any transfer by private sale in lieu thereof, either temporarily or permanently.

     Title Insurance Company. First American Title Insurance Company.

     Title Policy. An ALTA standard form title insurance policy issued by the Title Insurance Company in an amount not less than the Loan Amount insuring the priority of the Security Deed and that the Borrower holds marketable fee simple title to the Project, subject only to such exceptions as the Lender may approve, and shall contain such endorsements and affirmative insurance as the Lender in its discretion may require.

     Type; Type of Loan. Any type of Loan available to the Borrower as set forth in Exhibit A, attached hereto.

     1.2  Rules of Interpretation.

          (a) A reference to any Loan Document, agreement, budget, document or schedule shall include such agreement, budget, document or schedule as revised, amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

          (b) A reference to any Exhibit hereto shall be deemed to specifically incorporate the terms and provisions of such Exhibit herein.

          (c) The singular includes the plural and the plural includes the singular.

          (d) A reference to any law includes any amendment or modification to such law.

          (e) A reference to any Person includes its permitted successors and permitted assigns.

          (f) Accounting terms not otherwise defined herein have the meaning assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

          (g) The words "approval" and "approved", as the context so determines, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

          (h) Reference to a particular "(S)" refers to that section of this Agreement unless otherwise indicated.

     2.   AGREEMENT TO MAKE LOAN.

     2.1 Agreement to Make Loan. Subject to the terms and conditions of this Agreement, the Lender agrees to lend to the Borrower and the Borrower agrees to borrow from the Lender, on the Closing Date, a maximum aggregate principal amount equal to the Loan Amount.

     2.2 Purpose of Loan. The proceeds of the Loan shall be used to acquire the Project.

     2.3 Advances Do Not Constitute a Waiver. No Advance made by the Lender shall constitute a waiver of any of the terms and conditions of this Agreement, nor, in the event the Borrower fails to satisfy any such condition, shall any such Advance have the effect of precluding the Lender from thereafter declaring such failure to satisfy a condition to be an Event of Default.

     3.   THE NOTE, INTEREST RATE OPTIONS, REPAYMENT OF LOAN.

     3.1 The Note. The obligation of the Borrower to pay the Loan Amount or, if less, the aggregate unpaid principal amount of all Advances made by the Lender hereunder plus accrued interest thereon, shall be evidenced by the Note. In the event the Note is lost, destroyed or mutilated at any time prior to payment in full of the indebtedness evidenced thereby, the Borrower shall execute a new note substantially in the form of the Note. The Note shall not be necessary to establish the indebtedness of the Borrower to the Lender on account of Advances made under this Agreement.

     3.2 The Record. The Borrower irrevocably authorizes the Lender to make or cause to be made, at or about the time of any Advance or at the time of receipt of any payment of the principal of the Note, an appropriate notation on the Lender's Record reflecting the making of such Advance or (as the case may be) the receipt of such payment. The outstanding amount of the Loan set forth on the Lender's Record shall be prima facie evidence in the absence of manifest error of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on the Lender's Record shall not limit or otherwise affect the obligations of the Borrower here under or under the Note to make payments of principal or interest on the Note when due. Further, the outstanding amount of the Loan as reflected on the Record from time to time shall be considered correct and binding on the Borrower unless within ten (10) Business Days after receipt of any notice by the Borrower of such outstanding amount, the Borrower shall notify the Lender to the contrary.

     3.3 Interest on the Loan. The Loan shall bear interest at the interest rates, and such interest shall be payable, as set forth in Exhibit A.

     3.4 Interest Rate Selection; Conversion. The Borrower shall have such rights as are set forth in Exhibit A to select and, as applicable, Convert Loans from one Type of Loan to another Type of Loan.

     3.5  Default Interest/Late Charge.

          (1) Upon the occurrence of an Event of Default, at the Lender's option, the Loan and all other amounts payable hereunder or under any of the other Loan Documents shall bear interest payable on demand at a rate per annum equal to four percent (4%) above the then applicable highest rate of interest under the Note until such amount shall be paid in full (after as well as before judgment) (the "Default Rate").

          (2) In addition to other charges described in the Loan Documents, and without derogating from the right of the Lender to accelerate the Obligations upon the occurrence of an Event of Default, the Borrower shall pay to the Lender a late charge equal to one (1%) percent of any payment due under the Note which is not paid within ten (10) days of the due date thereof.

     3.6 Prepayment. The Borrower shall not have the right at any time to prepay the Note on or before the Maturity Date, as a whole, or in part, except as set forth in Exhibit A.

     3.7 Maturity. The Borrower promises to pay on the Matu rity Date, and there shall become absolutely due and payable on the Maturity Date, all principal of the Loan outstanding on such date, together with any and all accrued and unpaid interest thereon.

     3.8 Payments of Principal of Loan. The Borrower promises to pay to the Lender the principal amount of the Loan in eighty-four (84) consecutive monthly installments of $119,848, such installments to be due and payable on the first day of each calendar month, commencing on April 1, 2000, with a final payment on the Initial Maturity Date in an amount equal to the unpaid balance of the Loan.

     4.   PAYMENTS AND COMPUTATIONS.

     4.1  Payments.

          (1) All payments of principal, interest, fees and any other amounts due under the Note or under any of the other Loan Documents shall be sent to the Lender at Citizens Bank of Massachusetts, 28 State Street, Boston, Massachusetts, or at such other location in the Boston, Massachusetts area that the Lender may from time to time designate, in the billing invoice or otherwise, in immediately available funds in lawful money of the United States. Prior to the occurrence of an Event of Default, the Lender will provide the Borrower with an invoice of the principal, interest and fees due under the Note at least five (5) days prior to the due date.

          (2) All payments by the Borrower under the Note and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding.

     4.2 Additional Costs, Etc. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to the Lender by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

          (a) subject the Lender to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, or the Loans (other than taxes based upon or measured by the income or profits of the Lender), or

          (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to the Lender of the principal of or the interest on any Loans or any other amounts payable to the Lender under this Agreement or the other Loan Documents, or

          (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of the Lender, or

          (d) impose on the Lender any other conditions or re quirements with respect to this Agreement, the other Loan Documents, the Loan, or any class of loans or commitments of which any Loan forms a part;

and the result of any of the foregoing is

          (i) to increase the cost to the Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans, or

          (ii) to reduce the amount of principal, interest or other amount payable to the Lender hereunder on account of any of the Loans, or

          (iii) to require the Lender to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Lender from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by the Lender at any time and from time to time and as often as the occasion therefor may arise, pay to the Lender such additional amounts as will be sufficient to compensate the Lender for such additional cost, reduction, payment or foregone interest or other sum.

     4.3 Capital Adequacy. If the Lender shall have determined that the adoption of any applicable law, rule, regulation, guideline, directive or request (whether or not having force of law) regarding capital requirements, or the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any of the foregoing imposes or increases a requirement by the Lender to allocate capital resources to the Loans made, or to be made, hereunder, which has or would have the effect of reducing the return on the Lender's capital to a level below that which the Lender could have achieved (taking into consideration the Lender's then existing policies with respect to capital adequacy and assuming full utilization of the Lender's capital) but for such adoption, change or compliance, by any amount deemed by the Lender to be material: (i) the Lender shall promptly after its determination of such occurrence give notice thereof to the Borrower; and (ii) the Borrower shall pay to the Lender as an additional fee from time-to-time on demand such amount as the Lender certifies to be the amount that will compensate it for such reduction. In determining such amounts, the Lender may use any reasonable averaging and attribution methods.

     4.4 Certificate. A certificate setting forth any addi tional amounts payable pursuant to (S)42 or (S)43 and a brief explanation of such amounts which are due, submitted by the Lender to the Borrower, shall be prima facie evidence that such amounts are due and owing.

     5. COLLATERAL SECURITY. The Obligations shall be secured by a perfected first priority mortgage lien and security in the Collateral pursuant to the terms of the Security Documents to which the Borrower is a party.

     6. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Borrower represents, warrants, and covenants to the Lender as follows:

     6.1  Organization; Authority, Etc.

          (1) Organization; Good Standing. The Borrower is a corporation duly organized under the laws of the Commonwealth pursuant to the Borrower's Organizational Documents, and is, and will at all times be, validly existing and in good standing under the laws of such State. The Borrower is, and will at all times be, duly organized and is, and will at all times be, validly existing, in good standing, and qualified to do business in each jurisdiction where required. The Borrower has, and will at all times have, all requisite power to own its property and conduct its business as now conducted and as presently contemplated.

          (2) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower is or is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of the Borrower, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower, (iii) to the best of the Borrower's knowledge, do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to Borrower, (iv) do not conflict with any provision of the Organizational Documents of the Borrower, and (v) do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and the filing of the Security Documents and the Financing Statements in the appropriate public records with respect thereto.

          (3) Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which each Obligor is or is to become a party will result in valid and legally binding obligations of such Obligor enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     6.2 Availability of Utilities. All utility services necessary and sufficient for the use and operation of the Project are presently, and will at all times be, available to the boundaries of the Land through dedicated public rights of way or through perpetual private easements, approved by the Lender, with respect to which the Security Deed creates a valid and enforceable first lien.

     6.3 Condition of Project. Except as otherwise disclosed in the Environmental Report, neither the Project nor any part thereof is now damaged or injured as result of any fire, explosion, accident, flood or other casualty or has been the subject of any Taking, and to the knowledge of the Borrower, no Taking is pending or contemplated.

     6.4 Compliance with Requirements. To the best of the Borrower's knowledge and except as otherwise disclosed in the Environmental Report, the use and occupancy of the Project complies with, and will at times comply with, all Requirements. The Borrower will give all such notices to, and take all such other actions with respect to, such Governmental Authority as may be required under applicable Requirements to use, occupy and operate the Project.

     6.5  Project Approvals.


          (1) To the best of the Borrower's knowledge, all necessary and required Project Approvals have been obtain by the Borrower or its predecessors in title to the Project, and such Project Approvals have been validly issued and are in full force and effect. To the best of the Borrower's knowledge, no Project Approvals will terminate, or become void or voidable or terminable, upon any sale, transfer or other disposition of the Project, including any transfer pursuant to foreclosure sale under the Security Deed.

          (2) The Borrower will duly perform and comply with all of the terms and conditions of all Project Approvals obtained at any time.

     6.6 Violations. The Borrower has received no notices of, or has any knowledge of, any violations of any applicable Re quirements or Project Approvals.

     7. AFFIRMATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees to, so long as the Loan is outstanding:

     7.1 Records and Accounts. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, subject to year end adjustments, reflecting all financial transactions of the Borrower, including complete records of all accounts of Borrower, as defined in the Massachusetts Uniform Commercial Code.

     7.2 Maintenance of Properties. Maintain, keep and preserve the Project (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted. Borrower shall use its best efforts to maintain in full force and effect all rights, patents, privileges necessary for the proper conduct of its business at the Project.

     7.3 Insurance. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as the Lender shall reasonably require and as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

     7.4 Compliance with law. Comply in all material respects with applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property, noncompliance with which would have a material and adverse effect on the business and operations of the Borrower.

     7.5  Inspection.    At any reasonable time during business hours and from
time to time, permit the Lender or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of the Borrower and to discuss the affairs, finances, and accounts of the Borrower with any of their respective officers and directors and the Borrower's independent accountants. Such visits will be conducted in a manner which does not interfere with the normal operations of the Borrower.

     7.6 Liens and Other Charges. The Borrower will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property.

     7.7 Reporting Information. The Borrower hereby agrees to deliver, or cause to be delivered, to Lender as soon as practicable and in any event within ninety
(90) days after the end of each fiscal year of Borrower, the balance sheet of Borrower as of the end of such year (accompanied by supplementary schedules indicating the total debt on any assets shown on a net investment basis), and the related statements of income, retained earnings, changes in capital and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified without qualification by Borrower's independent certified public accountants (who shall be satisfactory to Lender) as fairly presenting Borrower's financial condition as of the end of such year.

     7.8 Compliance with Covenants. Conform, adhere to, and observe all covenants and warranties contained in any other agreement between the Lender and the Borrower, or instrument furnished by the Borrower to the Lender.

     7.9  Maintenance of Corporate Existence.   Preserve and maintain its
corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required.

     7.10 Compliance with other obligations. The Borrower will punctually and promptly make all payments and perform all other obligations which may be required of it with respect to any indebtedness (whether for money borrowed, goods purchased, services rendered or however such indebtedness may otherwise arise) owing to persons, firms or corporations other than the Lender, including, without limitation, indebtedness which may be secured by a security interest in assets of the Borrower or property of the Borrower, and all obligations under the terms of any lease in which the Borrower is the lessee. The provisions of this section shall not preclude the Borrower from contesting in good faith and diligently defending against any such indebtedness or obligation.

     7.11 Compliance with Obligations. Pay and/or perform promptly when due all of the Obligations and liabilities of Borrower including, without limitation, the payment of all sales, use, excise, personal property, income, withholding, corporate, franchise, and other taxes, assessments, and governmental charges upon or relating to its ownership or use of any of its assets or its income, or the operation of its business or otherwise for which Borrower is or may be liable except to the extent the same are being diligently contested in good faith and adequate provision has been made for payment and upon such request shall submit to Lender proof satisfactory to Lender that such payments and/or deposits have been made.

     7.12 Use of Proceeds. The Borrower will use the proceeds of the Loan solely for the purposes of the acquisition of and the paying for the purchase of the Project.

     7.13 Further Assurance of Title. If at any time the Lender or the Lender's counsel has reason to believe that any Advance is not secured or will or may not be secured by the Security Deed as a first lien or security interest on the Project, then the Borrower shall, within ten (10) days after written notice from the Lender, do all things and matters necessary, to assure to the satisfaction of the Lender and the Lender's counsel that any Advance previously made hereunder or to be made hereunder is secured or will be secured by the Security Deed as a first lien or security interest on the Project, and the Lender, at its option, may decline to make Advances hereunder until the Lender has received such assurance, but nothing in this Section shall limit the Lender's right to require endorsements extending the effective date of the Title Policy as herein set forth.

     7.14  Notices.  The Borrower will promptly notify the Lender in writing of
(i) the occurrence of any Default or Event of Default; (ii) the occurrence of any other event which may have an adverse effect on the Project or the business or financial condition of any Obligor; or (iii) the receipt by the Borrower of any notice of default or notice of termination with respect to any contract or agreement relating to the ownership, operation, or use of the Project.

     8. NEGATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees not to, so long as the Loan is outstanding:

     8.1 Borrower's Assets. Sell or convey all or substantially all of the Borrower's assets.

     8.2 Restrictions on Easements, Covenants and Restric tions. The Borrower will not create or suffer to be created or to exist any easement, right of way, restriction, covenant, condition, license or other right in favor of any person which affects or might affect title to the Project or the use and occupancy of the Project or any part thereof without obtaining the prior approval of the Lender.

     8.3 Liens. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any lien upon or with respect to the Project, now owned or hereafter acquired, except:

          (1) Liens in favor of the Lender;

          (2) Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

          (3) Judgment and other similar liens arising in connection with court proceedings, provided the execution or other enforcement of such liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings, provided they do not adversely affect the Borrower in a material way;

          (4) Purchase-money liens on any property hereafter acquired or the assumption of any lien on property existing at the time of such acquisition, or a lien incurred in connection with any conditional sale or other title retention agreement of a capital lease;

          (5) Permitted encumbrances, as identified on the Title Policy;

          (6) Any lien existing on any asset of any corporation at the time such corporation becomes a consolidated subsidiary of Borrower;

          (7) Any lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a consolidated Subsidiary;

          (8) Any lien existing on any asset prior to the acquisition thereof by the Borrower or a consolidated subsidiary and not created in contemplation of such acquisition;

     8.4 Mergers. Redeem any shares of the Borrower, merge or consolidate with (unless it is the survivor corporation) or sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether, now owned or hereafter acquired) to any person.

     8.5 Leases. Except for the lease by and between the Borrower and Guarantor dated as of March 6, 2000, the Borrower will not, without the Lender's consent, which consent shall not be unreasonably withheld, create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except: (1) leases existing on the date of this Agreement and any extensions or renewals thereof; (2) leases, of which the total annual obligation under any such lease is not more than $600,000.

     8.6 Additional Indebtedness. Except as otherwise provided above, issue evidence of indebtedness or create, assume, become contingently liable for, or suffer to exist Lender debt in addition to Obligations to the Lender; provided, however, that the Borrower may incur liabilities which are incurred or arise in the ordinary course of Borrower's business other than indebtedness arising with respect to money borrowed or the issuance of standby letters of credit for the account of the Borrower both of which shall be prohibited.

     8.7 Loans, Advances. Make any loan, advance, pay any bonus, or grant any extension of credit to any corporation, partnership, person or other entity, except extensions of credit to customers or otherwise in the ordinary course of business.

     9.   FINANCIAL COVENANTS.

     9.1 The Guarantor will comply with all of the financial covenants set forth in the Guaranty.

     10. CONDITIONS TO CLOSING AND ADVANCE OF LOAN PROCEEDS. The obligation of the Lender to make any Advance shall be subject to the satisfaction of the following conditions precedent:

     10.1 Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Lender.

     10.2 Certified Copies of Organization Documents. The Lender shall have received from each of the Parties a certified copy of its Organization Documents as in effect on such date of certification, such Organizational Documents to be in form and substance satisfactory to the Lender.

     10.3 Resolutions. All action necessary for the valid execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lender shall have been provided to the Lender. The Lender shall have received from each such Person true copies of the resolutions authorizing the transactions described herein, each certified as of a recent date to be true and complete.

     10.4 Incumbency Certificate; Authorized Signers. The Lender shall have received from the Borrower an incumbency certificate, dated as of the Closing Date, giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of such Person each of the Loan Documents to which such Person is or is to become a party; (b) in the case of the Borrower, to make Draw Requests; and (c) to give notices and to take other action on its behalf under the Loan Documents.

     10.5 Validity of Liens. The Security Documents shall be effective to create in favor of the Lender a legal, valid and enforceable first lien and security interest in the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Lender to protect and preserve such lien and security interest shall have been duly effected. The Lender shall have received evidence thereof in form and substance satisfactory to the Lender.

     10.6 Deliveries. The following items or documents shall have been delivered to the Lender by the Borrower and shall be in form and substance satisfactory to the Lender:

          (1) Title Policy. The Title Policy, together with proof of payment of all fees and premiums for such policy and true and accurate copies of all documents listed as exceptions under such policy.

          (2) Other Insurance. Duplicate originals or certified copies of all policies of insurance required by the Security Deed or hereunder to be obtained and maintained.

          (3) Evidence of Access, Availability of Utilities, Project Approvals. Evidence as to:

               (1) the methods of access to and egress from the Project, and nearby or adjoining public ways, meeting the reasonable requirements of the Project;

               (2) the availability of water supply and storm and sanitary sewer facilities meeting the reasonable requirements of the Project;

               (3) the availability of all other required utilities, in location and capacity sufficient to meet the reasonable needs of the Project; and

               (4) the obtaining of all Project Approvals which are required, necessary or desirable for the use and operation of the Improvements and the access thereto, together with copies of all such Project Approvals.

          (4) Environmental Report. An environmental site assessment report or reports of one or more qualified environmental engineering or similar inspection firms approved by the Lender, which report or reports shall indicate a condition of the Land and any existing improve ments thereon in compliance with all Requirements and in all respects satisfactory to the Lender in its sole discretion and upon which report or reports the Lender is expressly entitled to rely.

          (5) Soils Report. A soils report for the Land pre pared by a soils engineer approved by the Lender, which report shall indicate that, based upon actual surface and subsurface examinations of the Land, the soils conditions are fully satisfactory for the use and operation of the Improvements.

          (6) Survey and Taxes. A Survey of the Land (and any existing improvements thereon) and Surveyor's Certificate, and evidence of payment of all real estate taxes and munic ipal charges on the Land (and any existing improvements thereon) which were due and payable prior to the Closing Date.

     10.7 Legal and Other Opinions. The Lender shall have received favorable opinions in form and substance satisfactory to the Lender and the Lender's counsel, addressed to the Lender and dated as of the Closing Date, from counsel to the Borrower and the Guarantor acceptable to the Lender.

     10.8 Lien Search. The Lender shall have received a certification from Title Insurance Company or counsel satisfac tory to the Lender (which shall be updated from time to time at the Borrower's expense upon request by the Lender) that a search of the public records disclosed no conditional sales contracts, security agreements, chattel mortgages, leases of personalty, financing statements or title retention agreements which affect the Collateral.

     10.9 Performance; No Default. The Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Advance of the proceeds of the Loan, and there shall exist no Default or Event of Default.

     10.10 Representations and Warranties. The representations of warranties made by the Obligors in the Loan Documents or otherwise made by or on behalf of the Obligors in connection therewith shall have been true and correct in all respects when made and shall be true and correct in all respects on the date of any Advances.

     10.11 Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory to the Lender and the Lender's counsel in form and substance, and the Lender shall have received all information and such counterpart origi nals or certified copies of such documents and such other cer tificates, opinions or documents as the Lender and the Lender's counsel may reasonably require.

     10.12 Waiver. Any waiver by the Lender of any of the conditions precedent contained herein for the Closing and any Advance shall not be deemed to be a waiver by the Lender of such conditions precedent for any subsequent Advance, if any, or any other obligation of the Lender hereunder.

     11.  EVENTS OF DEFAULT AND REMEDIES.

     11.1 Events of Default. The occurrence of any one or more of the following conditions or events shall constitute an "Event of Default":

          (1) any failure by the Borrower to pay, within ten (10) Business Days of the due date, any interest on or principal of or other sum payable under the Note; or

          (2) any failure by the Borrower to pay as and when due and payable any other sums to be paid by the Borrower to the Lender under this Agreement and the continuance of such failure for a period of ten(10) Business Days after notice thereof from the Lender; or

          (3) title to the Collateral becomes unsatisfactory to the Lender by reason of any lien, charge, encumbrance, title condition or exception (including without limitation, any mechanic's, materialman's or similar statutory or common law lien), and such matter causing title to be or become unsatisfactory is not cured or removed (including by bonding) within twenty (20) days after notice thereof from the Lender to the Borrower; or

          (4) any refusal by the Title Insurance Company to insure any Advance as being secured by the Security Deed as a valid first lien and security interest on the Project and continuance of such refusal for a period of twenty (20) days after notice thereof by the Lender to the Borrower; or

          (5) the Project or any material part thereof is injured by fire, explosion, accident, flood or other casualty as to which is not covered by insurance; or

          (6) the Project or any material part thereof is subject to a Taking such that subsequent to the Taking, the Project can no longer be used and operated in its intended manner; or

          (7) any failure by the Guarantor to duly observe or perform any term, covenant, condition or agreement contained in the Guaranty; or

          (8) any representation or warranty made or deemed to be made by or on behalf of Borrower in this Agreement or in any of the other Loan Documents, or in any report, certificate, financial statement, document or other instrument delivered pursuant to or in connection with this Agreement, any Advance or any of the other Loan Documents, shall prove to have been false or incorrect in any material respect upon the date when made or deemed to be made or repeated; or

          (9) any suit or proceeding shall be filed against any Obligor or the Project which, if adversely determined, would have a materially adverse affect on the ability of any Obligor to perform each and every one of their respective obligations under and by virtue of the Loan Documents; or

          (10) any failure by the Borrower to obtain any Project Approvals, or the revocation or other invalidation of any Project Approvals previously obtained; or

          (11) any failure by the Guarantor to maintain ownership of less than fifty one (51%) percent of the Borrower; or

          (l2) any Obligor or Subsidiary thereof shall file a voluntary petition in bankruptcy under Title 11 of the United States Code, or an order for relief shall be issued against any such Person in any involuntary petition in bankruptcy under Title 11 of the United States Code, or any such Person shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief of debtors, or such Person shall seek or consent to or acquiesce in the appointment of any custodian, trustee, receiver, conservator or liquidator of such Person, or of all or any substantial part of its respective property, or such Person shall make an assignment for the benefit of creditors, or such Person shall give notice to any governmental authority or body of insolvency or pending insolvency or suspension of operation; or

          (13) an involuntary petition in bankruptcy under Title 11 of the United States Code shall be filed against any Obligor or Subsidiary thereof and such petition shall not be dismissed within sixty (60) days of the filing thereof; or

          (14) a court of competent jurisdiction shall enter any order, judgment or decree approving a petition filed against any Obligor or any Subsidiary thereof seeking any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors, or appointing any custodian, trustee, receiver, conservator or liquidator of all or any substantial part of its property and such order, judgment or decress shall not be vacated within thirty (30) days thereof; or

          (15) any uninsured final judgment shall be rendered against any Obligor or any Subsidiary in excess of an aggregate of One Million ($1,000,000.00) Dollars and shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, unless such judgement is being contested or appealed in good faith in appropriate proceedings; or

          (16) The service of process on the Lender attaching by trustee process any assets of any Obligor held by the Bank in an amount greater than Two Hundred and Fifty Thousand ($250,000.00) Dollars; or

          (17) any of the Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accor dance with the terms thereof or with the express prior approval of the Lender, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any Obligor which is a party thereto or any of their respective stockholders, partners or beneficiaries, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

          (18) any Obligor or any Subsidiary thereof shall be indicted for a federal crime, a punishment for which could include the forfeiture of any of its assets; or

          (19) any failure by the Borrower to duly observe or perform any other term, covenant, condition or agreement under this Agreement (including without limitation, the requirements of Section 8.2 herein) and continuance of such failure for a period of thirty (30) days after notice thereof from the Lender; provided however if the Borrower diligently pursues to cure such failure, such period shall be extended for a period not to exceed an additional sixty (60) days; or

          (20) The occurrence of any "Event of Default" under the Revolving Loan Arrangement.

          (21) any "Event of Default", as defined or otherwise set forth in any of the other Loan Documents, shall occur, or any failure by the Borrower to duly observe or perform any other term, covenant, condition or agreement under the other Loan Documents.

     11.2 Termination of Advances and Acceleration. If any one or more of the Events of Default shall occur, the Lender may by notice to the Borrower declare its obligations to make Advances hereunder to be terminated, whereupon the same shall terminate and the Lender shall be relieved of all obligations to make Advances to the Borrower, and/or declare all unpaid principal of and accrued interest on the Note, together with all other amounts owing under the Loan Documents, to be immediately due and payable, whereupon same shall become and be immediately due and payable, anything in the Loan Documents to the contrary notwith standing, and without presentment, protest, demand or other notice of any kind, all of which are hereby expressly waived by the Borrower.

     11.3 Remedies. If any one or more of the Events of Default shall have occurred, and whether or not the Lender shall have terminated its obligations to make Advances or accelerated the maturity of the Loan pursuant to (S)112, the Lender may proceed to protect and enforce its rights and remedies under this Agreement, the Note or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement con tained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if any amount owed to the Lender shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Lender. No remedy conferred upon the Lender or the holder of the Note in this Agreement or in any of the other Loan Documents is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     11.4 Distribution of Collateral Proceeds. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Lender receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

          (1) First, to the payment of, or (as the case may be) the reimbursement of the Lender for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Lender in connection with the collection of such monies by the Lender, for the exercise, protection or enforcement by the Lender of all or any of the rights, remedies, powers and privileges of the Lender under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Lender against any taxes or liens which by law shall have, or may have, priority over the rights of the Lender to such monies;

          (2) Second, to all other Obligations in such order or preference as the Lender may determine; provided, however, that the Lender may in its discretion make proper allowance to take into account any Obligations not then due and payable;

          (3) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lender of all of the Obligations, to the payment of any obligations required to be paid pursuant to (S)9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massa chusetts; and

          (4) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

     11.5 Power of Attorney. For the purposes of carrying out the provisions and exercising the rights, remedies, powers and privileges granted by or referred to in this Article, the Borrower hereby irrevocably constitutes and appoints the Lender its true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and do and perform any acts which are referred to in this Article, in the name and on behalf of the Borrower. The power vested in such attorney-in-fact is, and shall be deemed to be, coupled with an interest and irrevocable.

     11.6 Waivers. The Borrower hereby waives to the extent not prohibited by applicable law (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions hereof or of any of the other Loan Documents), protests and notices of dishonor, (b) any requirement of diligence or promptness on the Lender's part in the enforce ment of its rights (but not fulfillment of its obligations) under the provisions of this Agreement or any of the other Loan Docu ments, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law and any defense of any kind which the Borrower may now or here after have with respect to its liability under this Agreement or under any of the other Loan Documents.

     12. SETOFF. Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of the Lender where such deposits are held) or other sums credited by or due from the Lender to the Borrower and any securities or other property of the Borrower in the possession of the Lender may be applied to or set off against the payment of the Project Obligations and any and all other Obligations.

     13. EXPENSES. The Borrower agrees to pay (a) the reason able costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Lender (other than taxes based upon the Lender's net income), including any recording, mortgage or intangibles taxes in connection with the Security Deed, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any taxes payable by the Lender after the Closing Date (the Borrower hereby agreeing to indemnify the Lender with respect thereto), (c) all title insurance premiums, and the reasonable fees, expenses and dis bursements of the Lender's counsel or any local counsel to the Lender incurred in connection with the preparation, administra tion or interpretation of the Loan and the Loan Documents and other instruments mentioned herein, the making of each Advance hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the fees, expenses and disbursements of the Lender incurred in connection with the preparation, administration or interpretation of the Loan and the Loan Documents and other instruments mentioned herein, and the making of each Advance hereunder (including all fees paid to the Appraisal fees, and surveyor fees) (e) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of the Lender) and the reasonable fees and costs of consultants, accountants, auctioneers, receivers, brokers, property managers, appraisers, investment bankers or other experts retained by the Lender in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any Obligor or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Lender's relationship with the Borrower, and (f) all reasonable fees, expenses and disbursements of the Lender in curred in connection with UCC searches, UCC filings, title rundowns, title searches or mortgage recordings. The covenants of this Section shall survive payment or satisfaction of payment of all amounts owing with respect to the Note. All references to fees and expenses as set forth in this section shall mean those out-of-pocket fees and expenses incurred by the Lender.

     14. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Lender from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitations, (a) any brokerage, leasing, finders or similar fees, (b) any disbursement of the proceeds of any of the Advances, (c) any condition of the Project whether related to the quality of construction or other wise, (d) any actual or proposed use by the Borrower of the proceeds of any of the Advances, (e) any actual or alleged violation of any Requirements or Project Approvals, or (f) the Borrower entering into or performing this Agreement or any of the other Loan Documents, in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Lender shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. The obligations of the Borrower under this Section shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such claim, action or suit exists. If, and to the extent that the obligations of the Borrower under this Section are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

     15. LIABILITY OF THE LENDER. The liability of the Lender to the Borrower for any breach of the terms of this Agreement by the Lender shall not exceed a sum equal to the amount which the Lender shall be determined to have failed to advance in consequence of a breach by the Lender of its obligations under this Agreement, together with interest thereon at the rate payable by the Borrower under the terms of the Note for Advances which the Borrower is to receive hereunder, computed from the date when the Advance should have been made by the Lender to the date when the Advance is, in fact, made by the Lender, and, upon the making of any such payment by the Lender to the Borrower, the same shall be treated as an Advance under this Agreement, in the same fashion as any other Advance under the terms of this Agreement. In no event shall the Lender be liable to the Borrower, or anyone claiming by, under or through the Borrower, for any special, exemplary, punitive or consequential damages, whatever the nature of the breach of the terms of this Agreement by the Lender, such damages and claims therefor being expressly WAIVED by the Borrower.

     16. RIGHTS OF THIRD PARTIES. All conditions to the per formance of the obligations of the Lender under this Agreement, including the obligation to make Advances, are imposed solely and exclusively for the benefit of the Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Lender will refuse to make Advances in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it desirable to do so. In particular, the Lender makes no representations and assumes no obligations as to third parties concerning the quality of the construction by the Borrower of the Improvements or the absence therefrom of defects.

     17. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Note, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower pursuant hereto and thereto shall be deemed to have been relied upon by the Lender, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the making by the Lender of the Advances, as herein contemplated, and shall continue in full force and effect either (i) so long as any amount due under this Agreement or the Note or any of the other Loan Documents remains outstanding or the Lender has any obligation to make any Advances or (ii) for such longer period as may be provided for herein or in any other Loan Document. All statements contained in any certificate or other paper delivered to the Lender at any time by or on behalf of the Borrower or any Subsidiary thereof pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person.

     18.  ASSIGNMENT AND PARTICIPATION.

     18.1 Conditions to Assignment by Lender. Except as provided herein, the Lender may assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement. From and after the effective date of any such assignment, (i) the assignee thereunder shall be deemed to be a party hereto and, to the extent agreed to by the Lender, have the rights and obligations of a Lender hereunder, and (ii) the Lender shall, to the extent of its interest assigned as provided herein, be released from its obligations under this Agreement.

     18.2 New Notes, Agreement. Upon any such assignment by the Lender, the Borrower, at its own expense, shall execute and deliver to the Lender (a) in exchange for the Note, a new Note to the order of such assignee in an amount equal to the amount assumed by such assignee and, if the Lender has retained some portion of its obligations hereunder, a new Note to the order of the Lender in an amount equal to the amount retained by it hereunder and (b) an amendment to this Agreement and any other Loan Documents, as may be reasonably requested by the Lender, to evidence the assignment, provide for the rights and interest of the assignee, and establish the rights, responsibilities and obligations of the Lender as agent for itself and any such assignee. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such assignment and shall otherwise be in substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this (S)182, the Borrower shall deliver an opinion of counsel, addressed to the Banks and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Notes shall be cancelled and returned to the Borrower.

     18.3 Participations. The Lender may sell participations to one or more banks or other entities in all or a portion of the Lender's rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale of partic ipations shall not affect the rights and duties of the Lender hereunder to the Borrower and (b) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the right to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on the Loan, extend the term or increase the amount of the Loan or extend any regularly scheduled payment date for principal or interest.

     18.4 Pledge by the Lender. The Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of the Note) to any of the twelve Federal Reserve Banks organized under
(S)4 of the Federal Reserve Act, 12 U.S.C. (S)341. No such pledge or the enforcement thereof shall release the Lender from its obligations hereunder or under any of the other Loan Documents.

     18.5 No Assignment by the Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior approval of the Lender.

     19. RELATIONSHIP. The relationship between the Lender and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

     20. NOTICES. Except as otherwise provided herein or in any other Loan Document, each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement or any other Loan Document (hereinafter in this Section referred to as "Notice") must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, and addressed as follows:

          If to the Lender;

               Citizens Bank of Massachusetts
               28 State Street
               Boston, Massachusetts 02109
               Attn: Ms. Suzanne Dwyer, Vice President

          With a copy to:

               Riemer & Braunstein LLP
               Three Center Plaza
               Boston, Massachusetts 02108
               Attn: Jonathan D. Yellin, Esquire

          If to the Borrower:

               ASTeX Realty Corp.
               35 Cabot Road
               Woburn, Massachusetts 01801
               Attn: William S. Hurley

          With a copy to:

               Mintz Levin Cohn Ferris Glovsky & Popeo, PC
               1 Financial Center
               Boston, Massachusetts 02111
               Attn: Stephen T. Langer, Esquire

Each Notice shall be effective upon being personally delivered or upon being sent by recognized overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no Notice was given shall be deemed to be receipt of the Notice sent. By giving at least thirty
(30) days' prior Notice thereof, the Borrower or the Lender shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

     21. GOVERNING LAW. This Agreement and each of the other Loan Documents, except as otherwise specifically provided there in, are contracts under the laws of The Commonwealth of Massa chusetts and shall for all purposes be construed in accordance with and governed by the laws of said Commonwealth (excluding the laws applicable to conflicts or choice of law).

     22. CONSENT TO JURISDICTION; WAIVERS. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO PERSONAL JURIS DICTION IN THE COMMONWEALTH OF MASSACHUSETTS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND (B) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO THE RIGHT, IF ANY, TO TRIAL BY JURY, WHICH RIGHT IS ALSO WAIVED BY THE LENDER (II) TO OBJECT TO JURISDICTION WITHIN THE COMMONWEALTH OF MASSACHUSETTS OR VENUE IN ANY PARTICULAR FORUM WITHIN THE COMMONWEALTH OF MASSACHUSETTS, AND (III) TO THE RIGHT, IF ANY, TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN ACTUAL DAMAGES. THE BORROWER AGREES THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED DIRECTED TO THE BORROWER AT THE ADDRESS SET FORTH IN (S)20 ABOVE, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL BE SO MAILED. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT THE LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST ANY COLLATERAL AND AGAINST THE BORROWER, AND AGAINST ANY PROPERTY OF THE BORROWER, IN ANY OTHER STATE. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY STATE SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF THE BORROWER, AND THE LENDER HEREUNDER OR THE SUBMISSION HEREIN BY THE BORROWER TO PERSONAL JURISDICTION WITHIN THE COMMONWEALTH OF MASSACHUSETTS.

     23. HEADINGS. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

     24. COUNTERPARTS. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and deliv ered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     25. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Article 26.

     26. CONSENTS, AMENDMENTS, WAIVERS, ETC. Except as other wise expressly set forth in any particular provision of this Agreement, any consent or approval required or permitted by this Agreement to be given by the Lender may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or obser vance by the Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Lender. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No Advance made by the lender hereunder during the continuance of any Default or Event of Default shall constitute a waiver there of. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

     27. TIME OF THE ESSENCE. Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower under this Agreement and the other Loan Documents.

     28. SEVERABILITY. The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any juris diction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such juris diction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

     29. COLLATERALIZATION. Notwithstanding anything else stated in this Agreement or in any other Loan Document, the Lender hereby acknowledges and agrees that the liens granted to the Lender pursuant to the Security Deed and the Assignment of

Leases and Rents have been granted solely to secure the Obligations. The Lender further agrees and acknowledges that the liens granted to the Lender pursuant to the Security Deed and the Assignment of Leases and Rents shall not secure, nor are intended to secure, either the Revolving Loan Arrangement or the Guaranty; provided however, nothing stated within this paragraph shall in any manner be deemed to constitute a waiver or limitation of any other rights or remedies of the Lender available under applicable law against the Borrower or the Guarantor.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

                                    ASTeX REALTY CORP.


                                By: /s/ William S. Hurley
                                   ------------------------------
                                    Name:     William S. Hurley
                                    Title:    Treasurer and Clerk


                                    Citizens Bank of Massachusetts


                                By: /s/ Suzanne Dwyer
                                   -------------------------------
                                    Name:     Suzanne Dwyer
                                    Title:    Vice President